Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-66464) and related prospectus of Biopure Corporation for the registration of 3,000,000 shares of its common stock and to the incorporation by reference therein of our report dated December 11, 2000 with respect to the consolidated financial statements of Biopure Corporation included in its Annual Report (Form 10-K) for the year ended October 31, 2000, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
October 24, 2001